SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2001

ANTEX BIOLOGICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20988	52-1563899

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer

of Incorporation)		Identification No.)

300 Professional Drive
Gaithersburg, Maryland 20879
(Address of Principal Executive Offices) (Zip Code)

(301) 590-0129
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

                 On July 3, 2001, the Company raised approximately $3.0 million (the “Initial Investment”) in a private placement of 3,000 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”) to certain qualified institutional buyers (the “Purchasers”). The Series B Preferred Stock is convertible at any time at the option of the Purchasers into shares of the Company’s Common Stock at $2.00 per share, subject to adjustment under certain circumstances. The terms of the Series B Preferred Stock are more fully described in the Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Company, a copy of which is filed as Exhibit 3.1 hereto.

                 The Company also issued to the Purchasers (i) Class E Warrants for the purchase of up to an aggregate of 750,000 shares of the Company’s Common Stock at an exercise price of $2.50 per share and (ii) Class F Warrants for the purchase of up to an aggregate of 375,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share, each subject to anti-dilution adjustments under certain circumstances. The Class E and Class F Warrants expire on July 3, 2006. The terms of the Class E Warrants and Class F Warrants are more fully described in the Form of Class E Warrant and the Form of Class F Warrant, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively.

                 The Company and the Purchasers also entered into an agreement requiring the Company to register the shares of the Company’s Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Class E Warrants and Class F Warrants, a copy of which is filed as Exhibit 10.2 hereto.

                 In connection with the Initial Investment, the Company granted the Purchasers an option to invest at any time prior to April 2, 2002 an equal amount on substantially the same terms and conditions as the Initial Investment (the “Optional Investment”). The Company may cancel the Optional Investment at any time if the average closing bid price of the Company’s Common Stock over a consecutive ten (10) day period equals or exceeds $3.00 per share. The terms of the Optional Investment are more fully described in the Option to Purchase Series B Convertible Preferred Stock and Warrants of Antex Biologics Inc., which is filed as Exhibit 10.3 hereto.

                 The Company expects to use the net proceeds of the Initial Investment and the Optional Investment to fund working capital needs.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Antex Biologics Inc.

4.1	Form of Class E Warrant.

4.2	Form of Class F Warrant.

10.1	Securities Purchase Agreement dated as of July 3, 2001 by and among the Company and the parties listed on Schedule I thereto.

10.2	Registration Rights Agreement dated as of July 3, 2001 by and among the Company and the parties listed on Schedule I thereto.

10.3	Option to Purchase Series B Convertible Preferred Stock and Warrants of Antex Biologics Inc. dated as of July 3, 2001 by and among the Company and the parties thereto.

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTEX BIOLOGICS INC.

By: /s/Jeffrey V. Pirone Jeffrey V. Pirone Executive Vice President and Chief Financial Officer

Date: August 1, 2001

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Antex Biologics Inc.

4.1	Form of Class E Warrant.

4.2	Form of Class F Warrant.

10.1	Securities Purchase Agreement dated as of July 3, 2001 by and among the Company and the parties listed on Schedule I thereto.

10.2	Registration Rights Agreement dated as of July 3, 2001 by and among the Company and the parties listed on Schedule I thereto.

10.3	Option to Purchase Series B Convertible Preferred Stock and Warrants of Antex Biologics Inc. dated as of July 3, 2001 by and among the Company and the parties thereto.